Exhibit 99.2

Investor Update	Issue Date: April 25, 2013

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for second quarter and full year 2013.

Capacity

The Company estimates its 2013 consolidated system available seat miles (ASMs) to decrease between 0.75% and 1.75% year-over-year. For the second-quarter 2013, the Company estimates its consolidated ASMs to decrease between 1.7% and 2.7% as compared to the same period in the prior year. The Company estimates its second-quarter 2013 consolidated domestic ASMs to decrease between 2.2% and 3.2% and consolidated international ASMs to decrease between 1.1% and 2.1% year-over-year.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 0.8 points, mainline international advance booked seat factor is up 0.6 points, mainline Atlantic advance booked seat factor is down 0.2 points, mainline Pacific advance booked seat factor is down 0.6 points and mainline Latin America advance booked seat factor is up 2.3 points. Regional advance booked seat factor is up 1.1 points.

Non-Fuel Expense Guidance

The Company expects 2013 consolidated cost per ASM (CASM), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 5.5% to 6.5% year-over-year. For the second-quarter 2013, the Company expects CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 6.7% to 7.7% year-over-year.

The Company expects to record approximately $185 million of third-party business expenses in the second quarter and $430 million for the full year. Corresponding third-party business revenue associated with these activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash-settled hedges, to be $2.97 per gallon for the second quarter and $3.05 for the full year based on the forward curve as of April 18, 2013.

Non-Operating Expense

The Company estimates non-operating expense, excluding the impact of fuel derivatives, to be between $160 million and $190 million for the second quarter and between $720 million and $770 million for the full year. Based on the forward curve as of April 18, 2013, the Company estimates the impact of fuel derivatives would be a loss of $110 million for the second quarter and a loss of $60 million for the full year. Non-operating expense includes interest expense, capitalized interest, interest income, mark-to-market impact of derivatives not designated for hedge accounting, fuel hedge ineffectiveness and other non-operating income/expense.

Profit Sharing and Stock-Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $10 million in the second quarter and $74 million for full-year 2013.

Capital Expenditures and Debt and Capital Lease Payments

In the second quarter, the Company expects approximately $530 million of gross capital expenditures and $340 million of net capital expenditures, including purchase deposits. For the full year, the Company expects approximately $2.5 billion of gross capital expenditures and $1.7 billion net capital expenditures, including purchase deposits.

The Company expects scheduled debt and capital lease payments and pre-payments to amount to $0.5 billion for the second quarter and $2.3 billion for the full-year 2013.

Pension Expense and Contributions

The Company estimates that its pension expense will be approximately $230 million for 2013. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company made $38 million of cash contributions to its tax-qualified defined benefit pension plans in April 2013. The Company’s remaining minimum funding requirement is approximately $90 million for 2013.

Taxes

The Company currently expects to record minimal cash income taxes in 2013.

Note: On Sunday, April 21, 2013, the Federal Aviation Administration (“FAA”) implemented its capacity reduction plan, including furloughs of air traffic controllers. Any potential impact on the Company’s operations from the FAA’s capacity reduction plan is not included in the Company’s current second-quarter or full-year outlook and such plan may impact the Company’s capacity, operating revenue and operating expense going forward.

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Company Outlook

Second-Quarter and Full-Year 2013 Operational Outlook

	Estimated 2Q 2013			Year-Over-Year % Change Higher /(Lower)			Estimated FY 2013			Year-Over-Year % Change Higher /(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	27,098	-	27,382	(4.7%)	-	(3.7%)
Atlantic	12,296	-	12,421	(2.0%)	-	(1.0%)
Pacific	9,831	-	9,932	(2.3%)	-	(1.3%)
Latin America	5,361	-	5,414	0.9%	-	1.9%
Total Mainline Capacity	54,586	-	55,149	(3.1%)	-	(2.1%)
Regional[1]	8,255	-	8,338	(0.1%)	-	0.9%
Consolidated Capacity
Domestic	35,085	-	35,447	(3.2%)	-	(2.2%)	137,487	-	138,888	(1.9%)	-	(0.9%)
International	27,756	-	28,040	(2.1%)	-	(1.1%)	107,011	-	108,098	(1.6%)	-	(0.6%)
Total Consolidated Capacity	62,841	-	63,487	(2.7%)	-	(1.7%)	244,498	-	246,986	(1.75%)	-	(0.75%)
Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America			Traffic guidance to be provided at a future date
Total Mainline System Traffic
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic
Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America			Load factor guidance to be provided at a future date
Total Mainline Load Factor
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus in 2012.

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Company Outlook

Second-Quarter and Full-Year 2013 Financial Outlook

	Estimated 2Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue
Regional Passenger Unit Revenue
Consolidated Passenger Unit Revenue	Revenue guidance to be provided at a future date
Cargo and Other Revenue ($B)
Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.25 - 13.33	1.2% - 1.8%	13.50 - 13.59	1.4% - 2.1%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.05 - 14.14	0.4% - 1.1%	14.29 - 14.38	0.6% - 1.2%
Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	8.82 - 8.90	8.6% - 9.6%	8.95 - 9.04	7.1% - 8.1%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.30 - 9.39	6.7% - 7.7%	9.42 - 9.51	5.5% - 6.5%
Third-Party Business Expenses ($M)	$185		$430
Select Expense Measures ($M)
Aircraft Rent	$240		$940
Depreciation and Amortization	$430		$1,700
Fuel Expense
Mainline Fuel Consumption (Million Gallons)	820		3,185
Consolidated Fuel Consumption (Million Gallons)	1,010		3,925
Consolidated Fuel Price Excluding Hedges	$2.97 /Gallon		$3.04 /Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$2.97 /Gallon		$3.05 /Gallon
Non-Operating Expense ($M)
Non-Operating Expense excl. impact of fuel derivatives	$160 - $190		$720 - $770
Estimated loss on fuel derivatives based on the April 18, 2013 forward curve	$110		$60
Income Taxes
Income Tax Rate	0%		0%
Capital Expenditures
Gross Capital Expenditures incl. Purchase Deposits	$530M		$2.5B
Net Capital Expenditures incl. Purchase Deposits	$340M		$1.7B
Debt and Capital Lease Payments ($B)	$0.5		$2.3

1.	Excludes special charges.

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Company Outlook

Fuel Hedges

As of April 18, 2013, the Company had hedged 34% of its projected fuel requirements for 2Q 2013, 39% for 3Q 2013 and 36% for the remainder of 2013 using collars, three-ways and four-ways on heating oil, Brent crude oil, aircraft fuel and diesel fuel.

The table below provides a view of the economic impact of the hedge portfolio on the Company’s May – December 2013 fuel costs given significant moves (up to +/- 20%) in market prices from April 18, 2013 levels (Brent crude spot price of $99.13 per barrel).

May—December 2013 (in $ per gallon)

Change in Market Fuel Prices (1)	Decrease /(Increase) to Unhedged Fuel Cost(2)	Hedge Gain / (Loss) (3)	Net Decrease / (Increase) to Fuel Cost
20%	(0.54)	0.09	(0.45)
10%	(0.27)	0.01	(0.26)
(10%)	0.27	(0.05)	0.22
(20%)	0.54	(0.14)	0.40

(1)	Projected using hypothetical fuel curves parallel to the baseline April 18, 2013 curve.
(2)	Based on estimated May – Dec. 2013 consumption of 2.7 billion gallons excluding taxes and transportation.
(3)	Cash gain or loss including premiums on existing hedges as of April 18, 2013.

Fuel Price Sensitivity

The table below outlines the Company’s estimated cash hedge impacts at various price points based on the April 18, 2013 fuel forecast, where the Brent crude spot price was $99.13 per barrel. With the current portfolio, hedge gains/losses are recognized in both Fuel Expense and Non-Operating Expense.

Brent Fuel Scenarios*	Cash Hedge Impact	2Q13	3Q13	4Q13
		forecast	forecast	forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.92	$3.91	$3.91
	Hedge Gain/(Loss) ($/gal)	$0.09	$0.11	$0.07
+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.68	$3.67	$3.67
	Hedge Gain/(Loss) ($/gal)	$0.08	$0.11	$0.07
+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.45	$3.43	$3.44
	Hedge Gain/(Loss) ($/gal)	$0.05	$0.07	$0.04
+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.21	$3.19	$3.20
	Hedge Gain/(Loss) ($/gal)	$0.01	($0.01)	($0.03)
Current Price ($99.13/bbl)	Fuel Price Excluding Hedge** ($/gal)	$2.97	$2.95	$2.96
	Hedge Gain/(Loss) ($/gal)	$0.00	($0.02)	($0.03)
($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.73	$2.72	$2.72
	Hedge Gain/(Loss) ($/gal)	($0.02)	($0.05)	($0.07)
($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.49	$2.48	$2.48
	Hedge Gain/(Loss) ($/gal)	($0.08)	($0.14)	($0.15)
($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.26	$2.24	$2.25
	Hedge Gain/(Loss) ($/gal)	($0.13)	($0.23)	($0.23)
($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.02	$2.00	$2.01
	Hedge Gain/(Loss) ($/gal)	($0.19)	($0.30)	($0.30)

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline April 18, 2013 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of April 25, 2013, the Company’s fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	5	1	—	—	2	8	3
B767-200/300/400	56	—	(5)	—	—	51	(5)
B757-200/300	154	(2)	(2)	(7)	(13)	130	(24)
B737-500/700/800/900	238	2	—	6	6	252	14
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	702	1	(7)	(1)	(5)	690	(12)

	Regional Aircraft in Scheduled Service
	YE 2012	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2013	FY Δ
Q400	16	5	11	—	—	32	16
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	270	—	4	3	—	277	7
ERJ-135	7	2	—	(2)	—	7	—
CRJ200	75	—	1	(1)	—	75	—
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	551	7	16	—	—	574	23

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	2Q 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	333	333	$—
$1 million - $36 million	333	333	—
$37 million - $62 million	333	373	4
$63 million - $112 million	333	385	7
$113 million - $302 million	333	390	8
$303 million or greater	333	394	11

	Full Year 2013
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	333	333	$—
$1 million - $145 million	333	333	—
$146 million - $249 million	333	373	17
$250 million - $448 million	333	385	26
$449 million - $1.209 billion	333	390	32
$1.210 billion or greater	333	394	46

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Non-GAAP to GAAP Reconciliations

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including CASM, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of the Company’s on-going performance. The Company also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions provides more meaningful disclosure because these expenses are not directly related to the Company’s core business.

	Estimated 2Q 2013		Estimated FY 2013
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	13.59	13.67	13.70	13.79
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.59	13.67	13.70	13.79
Less: Third-Party Business Expenses	0.34	0.34	0.20	0.20

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.25	13.33	13.50	13.59
Less: Fuel Expense (c)	4.43	4.43	4.55	4.55

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	8.82	8.90	8.95	9.04

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	14.34	14.43	14.46	14.55
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.34	14.43	14.46	14.55
Less: Third-Party Business Expenses	0.29	0.29	0.17	0.17

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.05	14.14	14.29	14.38
Less: Fuel Expense (c)	4.75	4.75	4.87	4.87

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.30	9.39	9.42	9.51

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements, environmental regulations and FAA imposed furloughs on air traffic controllers); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com

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